Exhibit 10.2

SCHOOL SPECIALTY, INC.

NON-VESTED STOCK UNIT AGREEMENT (TIME-BASED UNITS)

This Non-Vested Stock Unit Agreement (Time-Based Units) (this “Agreement”) is executed as of             , 20     by and between School Specialty, Inc., a Wisconsin corporation (the “Company”), and              (the “Participant”).

W I T N E S S E T H:

WHEREAS the Board of Directors of the Company has established the 2002 Stock Incentive Plan, as amended (the “Plan”), with the approval of the shareholders of the Company; and

WHEREAS, the Participant has been granted Non-Vested Stock Units (“NSUs”) under the Plan subject to the terms provided in this Agreement and the Plan.

NOW, THEREFORE, the Company and the Participant hereby agree as follows:

1. Provisions of Plan Control. This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. Subject to the express provisions of the Plan, the Plan provides that the Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Unless otherwise provided herein, all capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan.

2. Terms of Award. The Participant has been granted              NSUs under the Plan. The Administrator has determined that the Participant will vest in 100% of the NSUs granted hereunder on             , 20    , provided that the Participant is still in the employ of the Company or one of its subsidiaries or is a director of the Company on such date.

3. Dividend Equivalents and Voting Rights. Notwithstanding anything in the Plan to the contrary, the Participant shall not be entitled to additional NSUs equivalent to the dividends or distributions the Participant would have received as an owner of shares of Common Stock during the period the Participant holds NSUs. The Participant shall not have any voting or other ownership rights in the Company arising from the grant of NSUs under this Agreement.

4. Taxes. Where applicable, the Company may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the grant or vesting of such NSUs or any payments in connection with the NSUs, and the Company may defer making delivery of any shares of Common Stock in respect of NSUs until arrangements satisfactory to the Company have been made with regard to any such payment, reimbursement, or withholding obligation.

5. Issuance and Delivery of Shares. In accordance with the Plan, Shares of Common Stock shall be distributed to the Participant as of the date on which the NSUs vest. Such shares of Common Stock shall be registered in the name of the Participant (either in book-entry form or otherwise) promptly following the vesting date.

6. No Right to Continued Service. The granting of NSUs to any Participant, and any payments or other benefits received by any Participant in connection with the NSUs, is discretionary and shall not give any Participant any right to remain in the employ of the Company or any of its subsidiaries or to continue as a director of the Company, and shall not be included in, or have any effect on, the determination of benefits under any other benefit plan, contract or similar arrangement provided to such Participant unless expressly so provided by such other plan, contract or arrangement, or unless the Compensation Committee of the Company’s Board of Directors expressly determines otherwise.

7. Multiple Executed Copies. This Agreement may be executed in multiple copies, each of which will constitute an original, and which together will constitute one and the same agreement providing for a single grant of NSUs.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date and year first above written.

SCHOOL SPECIALTY, INC.

By:

PARTICIPANT ACKNOWLEDGEMENT

I, the undersigned Participant, acknowledge that I received a copy of the Plan. I represent that I have read and am familiar with the Plan’s terms. By signing below, I accept the NSUs granted hereunder subject to all of the terms and provisions of this Agreement and the Plan, as the Plan may be amended in accordance with its terms. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to the NSUs.

Participant

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